Exhibit 99.1

Contacts:	Commerce Energy Group, Inc. Linda Ames Corporate Communications 714-259-2539 lames@CommerceEnergy.com
PondelWilkinson Inc. Robert Jaffe/Angie Chen 310-279-5980 rjaffe@pondel.com / achen@pondel.com
Commerce Energy Receives APX Settlement Payment
COSTA MESA, CA — May 8, 2007 — Commerce Energy Group, Inc. (AMEX: EGR), a leading U.S. electricity and natural gas marketing company, said today that it has received $5.1 million from APX, Inc. as part of the $6.5 million settlement announced on March 7, 2007. The company continues to expect to receive up to the remaining amount of the settlement, subject to the outcome of certain administrative and judicial proceedings. Under certain circumstances, Commerce Energy could be required to return or redistribute some or all of the settlement funds.
The agreement governing the settlement was approved by the Federal Energy Regulatory Commission and resolves certain of the issues related to the California Energy Crisis of 2000 and 2001.
About Commerce Energy Group, Inc.
Commerce Energy Group, Inc. is a leading independent U.S. electricity and natural gas marketing company, operating through its wholly-owned subsidiaries, Commerce Energy, Inc. and Skipping Stone Inc. Commerce is publicly traded on the American Stock Exchange (AMEX) under the symbol: EGR. Commerce Energy, Inc. is licensed by the Federal Energy Regulatory Commission and by state regulatory agencies as an unregulated retail marketer of natural gas and electricity to homeowners, commercial and industrial consumers and institutional customers.
Headquartered in Orange County, California, the company also has an office in Dallas, Texas, as well as several area offices located around the U.S. For nearly a decade, customers have relied on Commerce to deliver competitive pricing, innovative product offerings and personalized customer care in addition to quality gas and electric services. For more information, visit www.CommerceEnergy.com.
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Forward Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. Commerce Energy Group, Inc. cautions that while such statements in this news release, whether express or implied, are made in good faith and the company believes such statements are based upon reasonable assumptions, the company cannot assure that its expectations will be realized. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for Commerce Energy Group, Inc. or its subsidiaries to differ materially from those discussed in forward-looking statements include: challenges to the settlement agreement or the amounts payable thereunder, higher than expected attrition of, and/or unforeseen operating difficulties relating to, customer accounts, the volatility of the energy market, competition, operating hazards, uninsured risks, failure of performance by suppliers and transmitters, changes in general economic conditions, seasonal weather or force majeure events that adversely effect electricity or natural gas supply or infrastructure, decisions by our energy suppliers requiring us to post additional collateral for our energy purchases, increased or unexpected competition, adverse state or federal legislation or regulation or adverse determinations by regulators, including failure to obtain regulatory approvals. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Commerce Energy Group, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.